Exhibit 99.1

Tropicana Entertainment Enters Agreement to Acquire the Lumiere Place Casino and Hotels in St. Louis, Missouri

Las Vegas, Nevada (August 19, 2013) - Tropicana Entertainment, Inc. (“Tropicana”) announced that it has entered into an agreement with Pinnacle Entertainment, Inc. to acquire Lumiere Place Casino, HoteLumiere, and the Four Seasons Hotel St. Louis (collectively, “Lumiere”).

“We are delighted to enter the St. Louis gaming market,” said Tony Rodio, President and Chief Executive Officer of Tropicana. “Lumiere is a premier property in an excellent downtown location. We look forward to providing a world class experience to our guests, and working with the surrounding community to continue to make downtown St. Louis a vibrant and exciting place to visit”, said Mr. Rodio.

Carl C. Icahn, Chairman of Tropicana Entertainment, stated: “We are happy that Tropicana, which Icahn Enterprises purchased out of bankruptcy only three years ago, is now profitable and will have expanded to nine casino properties.  We hope to continue to make judicious acquisitions in the future.”

The transaction is conditioned on the receipt of regulatory approvals from the Federal Trade Commission and the Missouri Gaming Commission, as well as customary closing conditions, and is expected to close in early 2014.
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About Tropicana
Tropicana through its subsidiaries owns and operates eight casinos and resorts in Indiana, Louisiana, Mississippi, Nevada, New Jersey and Aruba. Tropicana properties collectively have approximately 6,046 rooms, 7,063 slot positions and 260 table games. The company is a majority-owned subsidiary of Icahn Enterprises L.P. (NASDAQ: IEP).

Cautionary Note Regarding Forward-Looking Statements.
Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation, statements about the timing of the completion of the Lumiere transaction, the anticipated benefits thereof, other of Tropicana’s and Pinnacle’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Forward-looking statements may contain words such as "expect," "believe," "may," "can," "should,"

"will," "forecast," "anticipate," or similar expressions (including their use in the negative), and include assumptions that underlie such statements. These forward-looking statements are based upon assumptions made by the Company as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the proposed transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals from the Missouri Gaming Commission and the U.S. Federal Trade Commission in a timely manner or at all; the possibility of litigation (including related to the transaction itself); the Company's ability to successfully and timely integrate Lumiere's operations and employees and realize synergies from the proposed transaction; and unknown, underestimated or undisclosed commitments or liabilities. Moreover, the Company’s business may be adversely affected by future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors. The Company may also seek financing in connection with this transaction, and there can be no assurance that the Company can obtain such financing on favorable terms, if at all. The risks above are not exhaustive. Other factors that could adversely affect the Company’s business and prospects are described in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact:

Anthony P. Rodio
President and Chief Executive Officer
609-340-4544 or trodio@tropicana.net